VALIDUS ANNOUNCES FIRST QUARTER NET INCOME OF $173.4 MILLION

ANNUALIZED RETURN ON AVERAGE EQUITY OF 19.1%

BOOK VALUE PER DILUTED COMMON SHARE OF $41.27 AT MARCH 31, 2015

Pembroke, Bermuda, April 30, 2015 - Validus Holdings, Ltd. (“Validus” or the “Company”) (NYSE: VR) today reported net income available to Validus of $173.4 million, or $1.98 per diluted common share, for the three months ended March 31, 2015, compared to $162.4 million, or $1.66 per diluted common share, for the three months ended March 31, 2014.
Net operating income available to Validus was $132.8 million, or $1.52 per diluted common share, for the three months ended March 31, 2015, compared to $140.3 million, or $1.43 per diluted common share, for the three months ended March 31, 2014.
Book value per diluted common share stands at $41.27, reflecting quarterly growth of 4.9% inclusive of dividends.
Commenting on the financial results for the three months ended March 31, 2015, Validus' Chairman and CEO Ed Noonan stated:
“I am very pleased with the company’s strong performance during the first quarter of 2015. Validus earned $173.4 million in net income, equal to a 19.1% annualized return on average equity, and had 4.9% growth in book value per diluted common share inclusive of dividends.

As an underwriting company first and foremost, I applaud our underwriters for having the discipline to reduce exposure where the pricing was insufficient for the risk. Validus’ goal is to remain a preferred partner for our customers and intermediaries over the long haul, and that starts with maintaining the integrity of our underwriting. In challenging market conditions, that’s what disciplined underwriting companies do.”

Net income and net operating income available to Validus, net earnings and net operating earnings per diluted common share available to Validus, by segment for the three months ended March 31, 2015 were as follows:

	Net Income Available to Validus	Net Operating Income Available to Validus
	(Expressed in millions of U.S. dollars, except per share information)
Validus Re	$112.2	$92.9
Talbot	69.6	61.3
PaCRe, Ltd.	4.0	0.1
Other AlphaCat Companies	3.8	5.3
AlphaCat subtotal	7.8	5.4
Western World	13.3	3.8
Corporate & Eliminations	(29.5)	(30.6)
Total	$173.4	$132.8
Net earnings per diluted common share available to Validus	$1.98
Net operating earnings per diluted common share available to Validus		$1.52
Net operating income (loss), a non-GAAP financial measure, is defined as net income (loss) excluding net realized and change in net unrealized gains (losses) on investments, income (loss) from investment affiliate, foreign exchange gains (losses), other income (loss) and non-recurring items. Net operating income (loss) available (attributable) to Validus is defined as above, but excludes income (loss) available (attributable) to noncontrolling interest. Reconciliations of these measures to net income (loss) and net income (loss) available (attributable) to Validus, the most directly comparable GAAP measures, are presented at the end of this release.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

First Quarter 2015 Results
Highlights for the first quarter are as follows:

•	Gross premiums written for the three months ended March 31, 2015 were $1,119.5 million compared to $1,012.0 million for the three months ended March 31, 2014, an increase of $107.5 million, or 10.6%.

•	Net premiums earned for the three months ended March 31, 2015 were $577.8 million compared to $483.0 million for the three months ended March 31, 2014, an increase of $94.8 million, or 19.6%.

•	Underwriting income for the three months ended March 31, 2015 was $144.1 million compared to $153.0 million for the three months ended March 31, 2014, a decrease of $8.9 million, or 5.8%.

•
Combined ratio for the three months ended March 31, 2015 was 75.1% which included $83.6 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 14.5 percentage points compared to a combined ratio for the three months ended March 31, 2014 of 68.3% which included $39.4 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 8.2 percentage points. The favorable loss reserve development was primarily due to lower than expected development on attritional losses.

•
Net operating income available to Validus for the three months ended March 31, 2015 was $132.8 million compared to $140.3 million for the three months ended March 31, 2014, a decrease of $7.5 million, or 5.3%.

•
Net income available to Validus for the three months ended March 31, 2015 was $173.4 million compared to $162.4 million for the three months ended March 31, 2014, an increase of $11.0 million, or 6.8%.

•
Annualized return on average equity of 19.1% and annualized net operating return on average equity of 14.6% for the three months ended March 31, 2015 compared to 17.7% and 15.3%, respectively, for the three months ended March 31, 2014.

Notable and Non-Notable Loss Events
During the three months ended March 31, 2015 and 2014, the Company did not incur any notable loss events, defined as consolidated losses which aggregate to a threshold greater than or equal to $30.0 million. During the three months ended March 31, 2015, the Company incurred a non-notable loss event, defined as consolidated losses which aggregate to a threshold greater than $15.0 million, but less than $30.0 million. The event, Windstorm Niklas, resulted in an estimated loss to the Company of $15.0 million, or 2.6 percentage points of the loss ratio. The Company's loss ratio, excluding prior year development, notable loss events, and non-notable loss events for the three months ended March 31, 2015 and 2014 was 53.6% and 41.9%, respectively.

Validus Re Segment - First Quarter 2015 Results
Highlights for the first quarter include the following:

•
Gross premiums written for the three months ended March 31, 2015 were $711.2 million compared to $666.2 million for the three months ended March 31, 2014, an increase of $45.0 million, or 6.8%. Gross premiums written for the three months ended March 31, 2015 included $219.3 million of property premiums, $133.4 million of marine premiums and $358.5 million of specialty premiums, compared to $261.7 million of property premiums, $153.0 million of marine premiums and $251.5 million of specialty premiums for the three months ended March 31, 2014. The increase in gross premiums written in the specialty lines is primarily due to increased agricultural business written during the quarter.

•	Net premiums earned for the three months ended March 31, 2015 were $253.1 million compared to $238.4 million for the three months ended March 31, 2014, an increase of $14.7 million, or 6.2%.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

•	The combined ratio for the three months ended March 31, 2015 was 70.1% compared to 53.6% for the three months ended March 31, 2014, an increase of 16.5 percentage points.

•
The loss ratio for the three months ended March 31, 2015 was 44.7% compared to 28.6% for the three months ended March 31, 2014, an increase of 16.1 percentage points. The loss ratio for the three months ended March 31, 2015 included favorable loss reserve development on prior accident years of $24.7 million, benefiting the loss ratio by 9.8 percentage points. The favorable loss reserve development was primarily due to lower than expected development on attritional losses. The loss ratio for the three months ended March 31, 2014 included favorable loss reserve development on prior accident years of $10.0 million, benefiting the loss ratio by 4.2 percentage points.

•
General and administrative expenses for the three months ended March 31, 2015 were $19.5 million compared to $18.2 million for the three months ended March 31, 2014, an increase of $1.3 million, or 7.2%.

•
Net operating income available to Validus Re for the three months ended March 31, 2015 was $92.9 million compared to $127.1 million, for the three months ended March 31, 2014, a decrease of $34.2 million, or 26.9%.

•
Net income available to Validus Re for the three months ended March 31, 2015 was $112.2 million compared to $146.4 million, for the three months ended March 31, 2014, a decrease of $34.2 million, or 23.4%.

Talbot Segment - First Quarter 2015 Results
Highlights for the first quarter include the following:

•
Gross premiums written for the three months ended March 31, 2015 were $270.1 million compared to $290.7 million for the three months ended March 31, 2014, a decrease of $20.6 million, or 7.1%. Gross premiums written for the three months ended March 31, 2015 included $71.7 million of property premiums, $110.4 million of marine premiums and $88.0 million of specialty premiums compared to $78.1 million of property premiums, $119.6 million of marine premiums and $93.0 million of specialty premiums for the three months ended March 31, 2014. The decrease in gross premiums written for the property and marine lines is primarily due to general rate declines and participation reductions on certain lines.

•	Net premiums earned for the three months ended March 31, 2015 were $222.6 million compared to $213.9 million for the three months ended March 31, 2014, an increase of $8.7 million, or 4.1%.

•	The combined ratio for the three months ended March 31, 2015 was 74.9% compared to 86.5% for the three months ended March 31, 2014, a decrease of 11.6 percentage points.

•
The loss ratio for the three months ended March 31, 2015 was 35.1% compared to 47.9% for the three months ended March 31, 2014, a decrease of 12.8 percentage points. The loss ratio for the three months ended March 31, 2015 included favorable loss reserve development on prior accident years of $51.7 million, benefiting the loss ratio by 23.2 percentage points. The favorable loss reserve development was primarily due to lower than expected development on attritional losses. The loss ratio for the three months ended March 31, 2014 included favorable loss reserve development on prior accident years of $21.5 million, benefiting the loss ratio by 10.0 percentage points.

•
General and administrative expenses for the three months ended March 31, 2015 were $36.5 million compared to $35.1 million for the three months ended March 31, 2014, an increase of $1.3 million, or 3.8%.

•
Net operating income available to Talbot for the three months ended March 31, 2015 was $61.3 million compared to $33.7 million, for the three months ended March 31, 2014, an increase of $27.6 million, or 82.1%.

•	Net income available to Talbot for the three months ended March 31, 2015 was $69.6 million compared to $36.2 million, for the three months ended March 31, 2014, an increase of $33.4 million, or 92.5%.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

AlphaCat Segment - First Quarter 2015 Results(1)
Highlights for the first quarter include the following:

•
AlphaCat's assets under management were $1,879.6 million as at April 1, 2015, compared to $1,880.7 million as at January 1, 2015. During the three months ended March 31, 2015, a total of $119.3 million of capital was raised, of which $91.0 million was raised from third parties. During the three months ended March 31, 2015, $169.6 million was returned to investors, of which $145.4 million was returned to third party investors.

•	Management fees earned from third parties for the three months ended March 31, 2015 were $4.5 million, compared to $5.8 million for the three months ended March 31, 2014, a decrease of $1.3 million.

•
The AlphaCat sidecars and ILS funds contributed $5.1 million of income for the three months ended March 31, 2015, compared to $6.7 million for the three months ended March 31, 2014, a decrease of $1.6 million.

•
Total expenses for the three months ended March 31, 2015 were $7.0 million, compared to $3.0 million for the three months ended March 31, 2014, an increase of $4.0 million. The increase in total expenses is primarily due to placement fees paid in the current quarter.

•	PaCRe contributed $0.1 million of net operating income for the three months ended March 31, 2015 and 2014.

•
Validus' share of AlphaCat net operating income for the three months ended March 31, 2015 was $2.7 million, compared to $9.6 million for the three months ended March 31, 2014, a decrease of $6.9 million.

•
Validus' share of PaCRe's net unrealized investment gains for the three months ended March 31, 2015 were $3.9 million, compared to $4.7 million for the three months ended March 31, 2014, a decrease of $0.8 million.

•	For the three months ended March 31, 2014, there was an accounting gain of $1.4 million on the deconsolidation of one of the ILS funds.

•	Validus' share of AlphaCat net income for the three months ended March 31, 2015 was $6.6 million, compared to $15.7 million for the three months ended March 31, 2014, a decrease of $9.1 million.
(1) Please refer to pages 33 and 34 of the Investor Financial Supplement for further details on the AlphaCat segment.
Western World Segment - First Quarter 2015 Results
Highlights for the first quarter include the following:

•
Gross premiums written for the three months ended March 31, 2015 were $56.9 million. Gross premiums written for the three months ended March 31, 2015 included $9.4 million of property premiums and $47.6 million of liability premiums.

•	Net premiums earned for the three months ended March 31, 2015 were $67.9 million.

•	The combined ratio for the three months ended March 31, 2015 was 97.1%.

•
The loss ratio for the three months ended March 31, 2015 was 74.4%. The loss ratio for the three months ended March 31, 2015 included favorable loss reserve development on prior accident years of $6.3 million, benefiting the loss ratio by 9.3 percentage points. $3.2 million or 4.7 percentage points of the favorable loss reserve development arose from the amortization of the risk premium adjustment booked at acquisition.

•
Policy acquisition costs for the three months ended March 31, 2015 were $4.3 million. Amortization of the fair value adjustment booked at acquisition favorably impacted policy acquisition costs by approximately $10.4 million or 15.3 percentage points.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

•	General and administrative expenses for the three months ended March 31, 2015 were $10.6 million.

•	Net operating income available to Western World for the three months ended March 31, 2015 was $3.8 million.

•	Net income available to Western World for the three months ended March 31, 2015 was $13.3 million.

The acquisition of Western World closed on October 2, 2014 and the segment was included in the Company results for the first time in Q4 2014. As such, there are no comparatives for Q1 2014.

Corporate Results
Corporate results include executive and board expenses, internal and external audit expenses, interest and costs incurred in connection with the Company's senior notes and junior subordinated deferrable debentures and other costs relating to the Company as a whole.
General and administrative expenses for the three months ended March 31, 2015, net of operating segment eliminations, were $14.4 million compared to $17.0 million for the three months ended March 31, 2014, a decrease of $2.6 million or 15.2%. Share compensation expenses for the three months ended March 31, 2015, net of operating segment eliminations were $2.9 million compared to $2.4 million for the three months ended March 31, 2014, an increase of $0.5 million or 22.2%.
Investments
Net investment income for the three months ended March 31, 2015 was $31.0 million compared to $23.4 million for the three months ended March 31, 2014, an increase of $7.7 million, or 32.8%.
Net realized gains on investments for the three months ended March 31, 2015 were $4.2 million compared to $3.7 million for the three months ended March 31, 2014, an increase of $0.4 million, or 11.5%.
The change in net unrealized gains on investments for the three months ended March 31, 2015 was $72.2 million compared to $55.7 million for the three months ended March 31, 2014, an increase of $16.5 million, or 29.6%. The change in net unrealized gains on investments for the three months ended March 31, 2015 was driven by $39.0 million in unrealized gains relating to PaCRe. The amount of PaCRe's net unrealized gains attributable to noncontrolling interest was ($35.1) million for the three months ended March 31, 2015, leaving a net impact to the Company of $3.9 million.
The change in net unrealized gains on investments for the three months ended March 31, 2014 was driven by $46.7 million in unrealized gains relating to PaCRe. The amount of PaCRe's net unrealized gains attributable to noncontrolling interest was ($42.0) million for the three months ended March 31, 2014, leaving a net impact to the Company of $4.7 million.
Shareholders' Equity and Capitalization
As at March 31, 2015, total shareholders' equity was $4.2 billion including $494.5 million of noncontrolling interest. Shareholders' equity available to Validus was $3.7 billion as at March 31, 2015. Book value per diluted common share was $41.27 at March 31, 2015, compared to $39.66 at December 31, 2014. Book value per diluted common share is a non-GAAP financial measure. A reconciliation of this measure to book value per common share is presented at the end of this release.
Total capitalization at March 31, 2015 was $5.1 billion, including $537.6 million of junior subordinated deferrable debentures, $247.3 million of senior notes and $98.8 million of redeemable noncontrolling interest. Total capitalization available to Validus at March 31, 2015 was $4.5 billion, excluding $494.5 million of noncontrolling interest and $98.8 million of redeemable noncontrolling interest.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Share Repurchases
For the three months ended March 31, 2015, the number of shares repurchased by the Company was 1.4 million. A summary of the share repurchases made to date under the Company’s previously announced share repurchase program is as follows:

	Share Repurchase Activity (Expressed in thousands of U.S. dollars except for share and per share information)
	As at December 31, 2014				Quarter ended
Effect of share repurchases:	(cumulative)	January	February	March	March 31, 2015
Aggregate purchase price (a)	$2,231,301	$43,100	$14,448	$560	$58,108
Shares repurchased	70,045,504	1,072,462	344,522	13,505	1,430,489
Average price (a)	$31.86	$40.19	$41.94	$41.47	$40.62

Estimated cumulative net accretive (dilutive) impact on:
Book value per diluted common share (b)					4.06
Earnings per diluted share - Quarter (c)					0.83

	Share Repurchase Activity (Expressed in thousands of U.S. dollars except for share and per share information)
Effect of share repurchases:	As at March 31, 2015	April	As at April 29, 2015	Cumulative to Date Effect
Aggregate purchase price (a)	$2,289,409	$—	$—	$2,289,409
Shares repurchased	71,475,993	—	—	71,475,993
Average price (a)	$32.03	$—	$—	$32.03
(a) Share transactions are on a trade date basis through April 29, 2015 and are inclusive of commissions.  Average share price is rounded to two decimal places.

(b) As the average price per share repurchased during certain periods between 2009 and 2015 was lower than the book value per common share, the repurchase of shares increased the Company's period ending book value per share.

(c) The estimated impact on earnings per diluted share was calculated by comparing reported results versus i) net income per share plus an estimate of lost net investment income on the cumulative share repurchases divided by ii) weighted average diluted shares outstanding excluding the weighted average impact of cumulative share repurchases. The impact of cumulative share repurchases was accretive to earnings per diluted share.

Conference Call
The Company will host a conference call for analysts and investors on May 1, 2015 at 10:00 AM (Eastern) to discuss the first quarter 2015 financial results and related matters. The conference call may be accessed by dialing 1-888-771-4371 (toll-free U.S.) or 1-847-585-4405 (international) and entering the passcode 3904 0614. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through May 15, 2015, by dialing 1-888-843-7419 (toll-free U.S.) or 1-630-652-3042 (international) and entering the passcode 3904 0614.
This conference call will also be available through a live audio webcast accessible through the Investor Relations section of the Company's website located at www.validusholdings.com. A replay of the webcast will be available at the Investor Relations section of the Company's website through May 15, 2015. In addition, a financial supplement relating to the Company's financial results for the three months ended March 31, 2015 is available in the Investor Relations section of the Company's website.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a holding company for reinsurance and insurance operating companies and investment advisors including Validus Reinsurance, Ltd. (“Validus Re”), Talbot Holdings Ltd. (“Talbot”), Western World Insurance Group, Inc. (“Western World”) and AlphaCat Managers, Ltd. (“AlphaCat”).
The results of Western World are consolidated from the October 2, 2014 date of acquisition.
Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd's insurance market through Syndicate 1183. Western World is a U.S. specialty lines insurance company focused on excess and surplus lines. AlphaCat is a Bermuda based investment adviser managing capital for third parties and the Group in insurance linked securities and other property catastrophe reinsurance investments.

Contacts:

Investors:	Media:

Validus Holdings, Ltd.	Brunswick Group

Investor.Relations@validusholdings.com	Radina Russell / Josh Gerth

+1-441-278-9000	+1-212-333-3810

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Balance Sheets
As at March 31, 2015 and December 31, 2014
(Expressed in thousands of U.S. dollars, except share and per share information)

	March 31, 2015	December 31, 2014

Assets
Fixed maturities, at fair value (amortized cost: 2015—$5,458,443; 2014—$5,534,494)	$5,484,479	$5,532,731
Short-term investments, at fair value (amortized cost: 2015—$1,183,410; 2014—$1,051,222)	1,183,342	1,051,074
Other investments, at fair value (cost: 2015—$908,405; 2014—$879,176)	881,995	813,011
Cash and cash equivalents	471,129	577,240
Restricted cash	186,423	173,003
Total investments and cash	8,207,368	8,147,059
Investments in affiliates	263,332	261,483
Premiums receivable	1,114,102	707,647
Deferred acquisition costs	240,835	161,295
Prepaid reinsurance premiums	192,694	81,983
Securities lending collateral	5,337	470
Loss reserves recoverable	375,882	377,466
Paid losses recoverable	27,034	38,078
Income taxes recoverable	10,597	—
Deferred tax asset	30,847	23,821
Receivable for investments sold	24,803	18,318
Intangible assets	125,508	126,924
Goodwill	195,897	195,897
Accrued investment income	23,230	24,865
Other assets	216,984	164,633
Total assets	$11,054,450	$10,329,939

Liabilities
Reserve for losses and loss expenses	$3,199,362	$3,234,394
Unearned premiums	1,452,179	990,564
Reinsurance balances payable	101,426	127,128
Securities lending payable	5,803	936
Deferred tax liability	13,265	5,541
Payable for investments purchased	123,556	68,574
Accounts payable and accrued expenses	177,944	318,245
Notes payable to operating affiliates	919,684	671,465
Senior notes payable	247,333	247,306
Debentures payable	537,561	539,277
Total liabilities	6,778,113	6,203,430

Commitments and contingent liabilities
Redeemable noncontrolling interest	98,777	79,956

Shareholders' equity
Common shares, 571,428,571 authorized, par value $0.175 (Issued: 2015—156,749,783; 2014—155,554,224; Outstanding: 2015—83,634,915; 2014—83,869,845)	27,431	27,222
Treasury shares (2015—73,114,868; 2014—71,684,379)	(12,795)	(12,545)
Additional paid-in-capital	1,162,485	1,207,493
Accumulated other comprehensive (loss)	(12,641)	(8,556)
Retained earnings	2,518,629	2,374,344
Total shareholders' equity available to Validus	3,683,109	3,587,958

Noncontrolling interest	494,451	458,595

Total shareholders' equity	4,177,560	4,046,553

Total liabilities, noncontrolling interests and shareholders' equity	$11,054,450	$10,329,939

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the three months ended March 31, 2015 and 2014
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended March 31,
	2015	2014
Underwriting income
Gross premiums written	$1,119,498	$1,011,991
Reinsurance premiums ceded	(190,840)	(194,908)
Net premiums written	928,658	817,083
Change in unearned premiums	(350,904)	(334,126)
Net premiums earned	577,754	482,957

Underwriting deductions
Losses and loss expenses	240,929	162,671
Policy acquisition costs	98,636	85,649
General and administrative expenses	85,028	74,445
Share compensation expenses	9,054	7,147
Total underwriting deductions	433,647	329,912

Underwriting income	$144,107	$153,045

Net investment income	31,021	23,362
Other insurance related income	4,832	8,037
Finance expenses	(19,852)	(15,900)
Operating income before taxes, income from operating affiliates and (income) attributable to operating affiliate investors	$160,108	$168,544
Tax (expense) benefit	(2,565)	40
Income from operating affiliates	2,453	4,927
(Income) attributable to operating affiliate investors	(23,206)	(31,710)
Net operating income	$136,790	$141,801

Net realized gains on investments	4,169	3,740
Change in net unrealized gains on investments	72,204	55,693
Income from investment affiliate	2,776	5,348
Foreign exchange (losses)	(3,551)	(6,478)
Other income	—	5,793
Net income	$212,388	$205,897

Net (income) attributable to noncontrolling interest	(38,977)	(43,509)

Net income available to Validus	$173,411	$162,388

Selected ratios:
Net premiums written / Gross premiums written	83.0%	80.7%

Losses and loss expenses	41.7%	33.7%

Policy acquisition costs	17.1%	17.7%
General and administrative expenses (a)	16.3%	16.9%
Expense ratio	33.4%	34.6%

Combined ratio	75.1%	68.3%

(a) The general and administrative expense ratio includes share compensation expenses.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Segment Operating Income (Loss)
For the three months ended March 31, 2015 and 2014
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended March 31, 2015						Three Months Ended March 31, 2014
	Validus Re	AlphaCat	Talbot	Western World	Corporate and Eliminations	Total	Validus Re (b)	AlphaCat	Talbot	Corporate and Eliminations (b)	Total
Underwriting income
Gross premiums written	711,212	102,564	270,077	56,947	(21,302)	1,119,498	666,163	84,347	290,695	(29,214)	1,011,991
Reinsurance premiums ceded	(113,296)	(4,538)	(91,075)	(3,233)	21,302	(190,840)	(129,817)	(3,700)	(90,605)	29,214	(194,908)
Net premiums written	597,916	98,026	179,002	53,714	—	928,658	536,346	80,647	200,090	—	817,083
Change in unearned premiums	(344,828)	(63,831)	43,587	14,168	—	(350,904)	(297,960)	(49,964)	13,798	—	(334,126)
Net premiums earned	253,088	34,195	222,589	67,882	—	577,754	238,386	30,683	213,888	—	482,957

Underwriting deductions
Losses and loss expenses	113,128	(844)	78,128	50,517	—	240,929	68,155	(7,860)	102,376	—	162,671
Policy acquisition costs	42,094	3,660	49,104	4,279	(501)	98,636	39,245	2,980	44,928	(1,504)	85,649
General and administrative expenses	19,509	4,002	36,494	10,627	14,396	85,028	18,195	4,128	35,149	16,973	74,445
Share compensation expenses	2,578	149	2,957	477	2,893	9,054	2,208	(10)	2,582	2,367	7,147
Total underwriting deductions	177,309	6,967	166,683	65,900	16,788	433,647	127,803	(762)	185,035	17,836	329,912

Underwriting income (loss)	75,779	27,228	55,906	1,982	(16,788)	144,107	110,583	31,445	28,853	(17,836)	153,045

Net investment income	18,776	1,585	6,305	5,303	(948)	31,021	18,765	880	4,686	(969)	23,362
Other insurance related income (loss)	315	5,771	54	263	(1,571)	4,832	977	9,497	17	(2,454)	8,037
Finance expenses	(3,871)	(4,516)	(87)	—	(11,378)	(19,852)	(3,839)	(683)	(26)	(11,352)	(15,900)
Operating income (loss) before taxes, income from operating affiliates and (income) attributable to operating affiliate investors	90,999	30,068	62,178	7,548	(30,685)	160,108	126,486	41,139	33,530	(32,611)	168,544
Tax benefit (expense)	1,880	—	(883)	(3,723)	161	(2,565)	578	—	130	(668)	40
Income from operating affiliates	—	2,453	—	—	—	2,453	—	4,927	—	—	4,927
(Income) attributable to operating affiliate investors	—	(23,206)	—	—	—	(23,206)	—	(31,710)	—	—	(31,710)
Net operating income (loss) (a)	92,879	9,315	61,295	3,825	(30,524)	136,790	127,064	14,356	33,660	(33,279)	141,801
Net operating (income) attributable to noncontrolling interest	—	(3,954)	—	—	—	(3,954)	—	(1,504)	—	—	(1,504)
Net operating income (loss) available (attributable) to Validus	92,879	5,361	61,295	3,825	(30,524)	132,836	127,064	12,852	33,660	(33,279)	140,297

Net income (loss) available (attributable) to Validus	112,175	7,767	69,592	13,306	(29,429)	173,411	146,373	17,982	36,156	(38,123)	162,388

Notes:

(a) Net operating income (loss), a non-GAAP financial measure, is defined as net income (loss) excluding net realized and change in unrealized gains (losses) on investments, foreign exchange gains (losses), other income (loss), income (loss) from investment affiliate and non-recurring items. This measure focuses on the underlying fundamentals of our operations without the influence of gains (losses) from the sale of investments, translation of non-U.S.$ currencies and non-recurring items. Gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-U.S.$ denominated balances are unrelated to our underlying business. Net operating income (loss) available (attributable) to Validus is defined as above and includes income (loss) from noncontrolling interests.

(b) During the first quarter of 2015, certain intercompany reinsurance transactions were presented on a net basis for segmental reporting purposes. As a result, gross premiums written and reinsurance premiums ceded for the Validus Re segment and Corporate & Eliminations were reduced by $12,823 for the three months ended March 31, 2014 for comparative purposes. There was no impact to total gross premiums written and reinsurance premiums ceded on a consolidated basis.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measures Reconciliation
Net Operating Income available to Validus, Net Operating Income per share available to Validus and Annualized Net Operating Return on Average Equity
For the three months ended March 31, 2015 and 2014
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended
	March 31,	March 31,
	2015	2014

Net income available to Validus	$173,411	$162,388
Adjustments for:
Net realized (gains) on investments	(4,169)	(3,740)
Change in net unrealized (gains) on investments	(72,204)	(55,693)
(Income) from investment affiliate	(2,776)	(5,348)
Foreign exchange losses	3,551	6,478
Other (income)	—	(5,793)
Net income attributable to noncontrolling interest	35,023	42,005
Net operating income available to Validus	132,836	140,297
Less: Dividends and distributions declared on outstanding warrants	(1,405)	(1,552)
Net operating income available to Validus, adjusted	$131,431	$138,745

Net income per share available to Validus - diluted	$1.98	$1.66
Adjustments for:
Net realized (gains) on investments	(0.05)	(0.04)
Change in net unrealized (gains) on investments	(0.82)	(0.57)
(Income) from investment affiliate	(0.03)	(0.06)
Foreign exchange losses	0.04	0.07
Other (income)	—	(0.06)
Net income attributable to noncontrolling interest	0.40	0.43
Net operating income per share available to Validus - diluted	$1.52	$1.43

Weighted average number of common shares and common share equivalents	87,583,129	97,799,519

Average shareholders' equity available to Validus	$3,635,534	$3,676,579

Annualized net operating return on average equity	14.6%	15.3%

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measures Reconciliation
Book Value per Common Share, Book Value per Diluted Common Share and Book Value per Diluted Common Share plus Accumulated Dividends
As at March 31, 2015 and December 31, 2014
(Expressed in thousands of U.S. dollars, except share and per share information)

	As at March 31, 2015
	Equity Amount	Shares	Exercise Price	Book Value Per Share
Book value per common share
Total shareholders' equity available to Validus	$3,683,109	83,634,915		$44.04

Tangible book value per common share				40.19

Book value per diluted common share
Total shareholders' equity available to Validus	3,683,109	83,634,915
Assumed exercise of outstanding warrants	76,975	4,375,538	$17.59
Assumed exercise of outstanding stock options	3,749	142,892	$26.24
Unvested restricted shares	—	3,044,329
Book value per diluted common share	$3,763,833	91,197,674		$41.27
Adjustment for accumulated dividends				9.20
Book value per diluted common share plus accumulated dividends				$50.47

Tangible book value per diluted common share				37.75

	As at December 31, 2014
	Equity Amount	Shares	Exercise Price	Book Value Per Share
Book value per common share
Total shareholders' equity available to Validus	$3,587,958	83,869,845		$42.78

Tangible book value per common share				38.93

Book value per diluted common share
Total shareholders' equity available to Validus	3,587,958	83,869,845
Assumed exercise of outstanding warrants	90,950	5,174,114	$17.58
Assumed exercise of outstanding stock options	20,581	1,160,057	$17.74
Unvested restricted shares	—	3,068,564
Book value per diluted common share	$3,699,489	93,272,580		$39.66
Adjustment for accumulated dividends				8.88
Book value per diluted common share plus accumulated dividends				$48.54

Tangible book value per diluted common share				36.20

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Cautionary Note Regarding Forward-Looking Statements
This press release may include forward-looking statements, both with respect to the Company and its industry, that reflect our current views with respect to future events and financial performance. Statements that include the words "expect", "intend", "plan", "believe", "project", "anticipate", "will", "may" and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Company's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus' risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) Validus' ability to implement its business strategy during "soft" as well as "hard" markets; 7) adequacy of Validus' loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus' ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus' investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management's response to any of the aforementioned factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Validus' most recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with or furnished to the U.S. Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
In presenting the Company's results, management has included and discussed certain schedules containing net operating income (loss), net operating income (loss) available (attributable) to Validus, net operating income (loss) per share, underwriting income (loss), annualized net operating return on average equity, book value per diluted common share and book value per diluted common share plus accumulated dividends that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. A reconciliation of net operating income (loss) to net income (loss), the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Net Operating Income available to Validus, Net Operating Income per share available to Validus and Annualized Net Operating Return on Average Equity”. A reconciliation of underwriting income and operating income to net income, the most comparable U.S. GAAP financial measure, is presented in the “Consolidated Statements of Operations” above.
Underwriting income indicates the performance of the Company's core underwriting function, excluding revenues and expenses such as net investment income (loss), other insurance related income (loss), finance expenses, net realized and change in unrealized gains (losses) on investments, foreign exchange gains (losses), other income (loss) and transaction expenses. The Company believes the reporting of underwriting income enhances the understanding of our results by highlighting the underlying profitability of the Company's core insurance and reinsurance business. Underwriting profitability is influenced significantly by earned premium growth, adequacy of the Company's pricing and loss frequency and severity.
Underwriting profitability over time is also influenced by the Company's underwriting discipline, which seeks to manage exposure to loss through favorable risk selection and diversification, its management of claims, its use of reinsurance and its ability

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

to manage its expense ratio, which it accomplishes through its management of acquisition costs and other underwriting expenses. The Company believes that underwriting income provides investors with a valuable measure of profitability derived from underwriting activities.
Annualized net operating return on average equity is presented in the section above entitled “Net Operating Income available to Validus, Net Operating Income per share available to Validus and Annualized Net Operating Return on Average Equity.” A reconciliation of book value per diluted common share and book value per diluted common share plus accumulated dividends to book value per common share, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Book Value per Common Share, Book Value per Diluted Common Share and Book Value per Diluted Common Share plus Accumulated Dividends.” Net operating income (loss) is calculated based on net income (loss) excluding net realized gains (losses) on investments, change in net unrealized gains (losses) on investments, foreign exchange gains (losses), other income (loss), income (loss) from investment affiliates and non-recurring items. Realized gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-US$ denominated balances are unrelated to our underlying business. Net operating income (loss) available (attributable) to Validus is defined as net operating income (loss) as defined above, but excluding income (loss) available (attributable) to noncontrolling interest.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com